EXHIBIT 99.1

Curaxis Pharmaceutical Corporation
(A Development Stage Company)

Financial Statements

December 31, 2008 and 2009

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)
Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity (Deficit)	F-4 – F-5
Statements of Cash Flows	F-6 – F-7
Notes to Financial Statements	F-8 – F-24

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Curaxis Pharmaceutical Corporation
 (A Development Stage Company):

We have audited the accompanying balance sheets of Curaxis Pharmaceutical Corporation (a Development Stage Company) as of December 31, 2008 and 2009, and the related statements of operations and cash flows for each of the three years in the period ended December 31, 2009 and the changes in stockholders' equity (deficit), for the period from January 1, 2006 to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Curaxis Pharmaceutical Corporation for the period from inception to December 31, 2005.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Curaxis Pharmaceutical Corporation as of December 31, 2008 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, and the changes in stockholders' equity (deficit), for the period from January 1, 2006 to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage, has incurred losses from operations since its inception and has a net stockholders’ deficit.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company
Somerset, New Jersey
March 31, 2010

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Balance Sheets
(in thousands)

	December 31,		June 30, 2010
	2008	2009	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5	$631	$79
Accounts receivable from related parties	5	11	11
Prepaid assets	88	135	9
Security deposit	-	4	9
Total current assets	98	781	108
Property and equipment, net	46	-	-
Other assets	3	-	-
Total assets	147	781	108
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	7,436	2,619	2,591
Accrued expenses	1,930	1,345	1,191
Current portion of capital lease obligation	4	4	4
Notes payable	4,728	2,426	2,593
Total current liabilities	14,098	6,394	6,379
Accrued compensation	351	-	-
Deferred purchase credit	500	500	500
Deferred revenue	1,727	1,727	1,727
Long-term notes payable	15	1,750	1,500
Total liabilities	16,691	10,371	10,106
Commitments and contingencies	―	―	―
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 100,000 authorized; 55,142, 62,811 and 64,012 shares issued and outstanding at December 31, 2008 and 2009 and June 30, 2010, respectively	55	62	64
Additional paid-in capital	75,938	77,898	78,343
Deficit accumulated during the development stage	(92,537)	(87,550)	(88,405)
Total stockholders’ equity (deficit)	(16,544)	(9,590)	(9,998)
Total liabilities and stockholders’ equity (deficit)	$147	$781	$108

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(formerly known as Voyager Pharmaceutical Corporation)
(A Development Stage Corporation)

Statements of Operations
(in thousands, except per share amounts)

	For the Years Ended December 31,			Cumulative from Inception (February 27, 2001) to December 31, 2009	Six Months Ended June 30,		Cumulative from Inception (February 27, 2001) to June 30, 2010
	2007	2008	2009		2009	2010
				(unaudited)	(unaudited)		(unaudited)
Operating expenses
Research and development	$3,057	$75	$132	$61,355	$57	$42	$61,397
General and administrative	2,472	1,433	1,077	24,818	(55)	925	25,743
Marketing	357	-	-	5,557	-	-	5,557
Loss on investment in real estate	-	-	-	1,091	-	-	1,091
Loss on lease termination	374	-	-	374	-	-	374
Total operating (income) expenses	6,260	1,508	1,209	93,195	2	967	94,162

Operating (loss) income	(6,260)	(1,508)	(1,209)	(93,195)	(2)	(967)	(94,162)
Gain on debt restructuring	-	-	6,562	6,562	-	204	6,766
Interest income (expense), net	(484)	(478)	(366)	(917)	(203)	(92)	(1,009)

Net income (loss)	$(6,744)	$(1,986)	$4,987	$(87,550)	$(205)	$(855)	$(88,405)
Basic net income (loss) per share	$(0.14)	$(0.04)	$0.09		$(0.00)	$(0.01)
Diluted net income (loss) per share	$(0.14)	$(0.04)	$.08		$(0.00)	$(0.01)
Weighted average common shares outstanding – basic	47,934	54,070	57,699		55,238	63,819
Weighted average common shares outstanding – diluted	47,934	54,070	60,701		55,238	63,819

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(formerly known as Voyager Pharmaceutical Corporation)
(A Development Stage Corporation)

Statements of Changes in Stockholders’ Equity (Deficit)
(in thousands)

	Common Stock			Additional Paid-in-Capital		Deficit Accumulated during the Development Stage		Total
	Shares	Amount

Balances at Inception (February 27, 2001)	―	$	―	$	―	$	―	$	―
Sale of common stock (unaudited)	25,657		26		1,073		―		1,099
Stock-based compensation (unaudited)ses	―		―		100		―		100
Net loss (unaudited)	―		―		―		(1,219)		(1,219)
Balances at December 31, 2001 (unaudited)	25,657		26		1,173		(1,219)		(20)
Sale of common stock (unaudited)	4,054		4		4,105		―		4,109
Issuance of common stock in exchange for consulting services (unaudited)	12		―		10		―		10
Stock-based compensation (unaudited)	―		―		272		―		272
Net loss (unaudited)	―		―		―		(3,190)		(3,190)
Balances at December 31, 2002 (unaudited)	29,723		30		5,560		(4,409)		1,181
Sale of common stock (unaudited)	4,794		5		8,239		―		8,244
Issuance of common stock in exchange for consulting services (unaudited)	36		―		55		―		55
Repurchase of common stock (unaudited)	(330)		―		(379)		―		(379)
Stock-based compensation (unaudited)	―		―		78		―		78
Net loss (unaudited)	―		―		―		(6,633)		(6,633)
Balances at December 31, 2003 (unaudited)	34,223		35		13,553		(11,042)		2,546
Sale of common stock (unaudited)	4,388		4		12,491		―		12,495
Issuance of common stock in exchange for consulting services (unaudited)	20		―		66		―		66
Net loss (unaudited)	―		―		―		(11,626)		(11,626)
Balances at December 31, 2004 (unaudited)	38,631		39		26,110		(22,668)		3,481
Sale of common stock (unaudited)	3,305		3		28,839		―		28,842
Issuance of common stock in exchange for consulting services (unaudited)	4		―		33		―		33
Stock-based compensation (unaudited)	―		―		10		―		10
Repurchase of common stock (unaudited)	(1)		―		(9)		―		(9)
Net loss (unaudited)	―		―		―		(32,904)		(32,904)
Balances at December 31, 2005 (unaudited)	41,939		42		54,983		(55,572)		(547)
Sale of common stock	1,513		1		15,127		―		15,128
Sale of common stock under warrants	2,886		3		286		―		289
Stock-based compensation	―		―		1,155		―		1,155
Repurchase of common stock	(150)		―		―		―		―
Net loss	―		―		―		(28,235)		(28,235)

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(formerly known as Voyager Pharmaceutical Corporation)
(A Development Stage Corporation)

Statements of Changes in Stockholders’ Equity (Deficit), continued
(in thousands)

	Common Stock		Additional Paid-in-Capital	Deficit Accumulated during the Development Stage	Total
	Shares	Amount
Balances at December 31, 2006	46,188	$46	$71,551	$(83,807)	$(12,210)
Sale of common stock	1,822	2	2,336	―	2,338
Sale of common stock under warrants	1,971	2	171	―	173
Stock-based compensation	―	―	889	―	889
Net loss	―	―	―	(6,744)	(6,744)
Balances at December 31, 2007	49,981	50	74,947	(90,551)	(15,554)
Sale of common stock	5,120	5	518	―	523
Sale of common stock under warrants	41	―	4	―	4
Stock-based compensation	―	―	469	―	469
Net loss	―	―	―	(1,986)	(1,986)
Balances at December 31, 2008	55,142	55	75,938	(92,537)	(16,544)
Sale of common stock, net	6,071	6	1,096	―	1,102
Sale of common stock under warrants	1,448	1	143	―	144
Issuance of warrants	―	―	330	―	330
Stock grant	150	―	30	―	30
Stock-based compensation	―	―	361	―	361
Net income	―	―	―	4,987	4,987
Balances at December 31, 2009	62,811	62	77,898	(87,550)	(9,590)
Sale of common stock, net (unaudited)	1,003	1	184	―	185
Sale of common stock under warrants(unaudited)	198	1	19	―	20
Issuance of warrants (unaudited)	―	―	129	―	129
Stock-based compensation (unaudited)	―	―	113	―	113
Net income (unaudited)	―	―	―	(855)	(855)
Balances at June 30, 2010 (unaudited)	64,012	$64	$78,343	$(88,405)	$(9,998)

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(formerly known as Voyager Pharmaceutical Corporation)
(A Development Stage Corporation)

Statements of Cash Flows
(in thousands)

	For the Years Ended December 31,				Cumulative from Inception (February 27, 2001) to December 31, 2009	Six Months Ended June 30,		Cumulative from Inception (February 27, 2001) to June 30, 2010
	2007	2008		2009		2009	2010
					(unaudited)	(unaudited)		(unaudited)
Cash flows from operating activities
Net income (loss)	$(6,744)		$(1,986)	$4,987	$(87,550)	$(205)	$(855)	$(88,405)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	228		81	45	994	30	―	994
Stock-based compensation expense	889		469	637	3,610	507	242	3,852
Common stock issued in exchange for consulting services	―		―	―	164	―	―	164
Loss (gain) on disposal of property and equipment	175		―	(9)	169	(9)	―	169
Loss on investment in real estate	―		―	―	1,091	―	―	1,091
Gain on restructuring of trade debt	―		―	(6,562)	(6,562)	―	(204)	(6,766)
Changes in operating assets and liabilities:
Prepaid expenses	155		30	36	(52)	(249)	126	69
Accounts receivable	25		(5)	(6)	(11)	(1)	―	(11)
Security deposits	―		―	(4)	(4)	―	(5)	(9)
Other assets	2		16	3	―	3	―	―
Accounts payable	(144)		(206)	90	7,526	40	17	7,543
Accrued expenses	89		269	512	2,442	202	(19)	2,423
Deferred purchase credit	―		500	―	500	―	―	500
Deferred revenue	1,727		―	―	1,727	―	―	1,727
Accrued compensation	(109)		73	(351)	―	(351)	―	―
Net cash used in operating activities	(3,707)		(759)	(622)	(75,956)	(33)	(698)	(76,654)
Cash flows from investing activities
Purchase of property and equipment	―		―	―	(1,193)	―	―	(1,193)
Purchase of real estate investment	―		―	―	(3,155)	―	―	(3,155)
Proceeds from the sale of property and equipment	40		―	10	50	10	―	50
Proceeds from the sale of real estate	―		―	―	2,064	―	―	2,064
Decrease in restricted cash	―		―	―	―	―	―	―
Net cash provided by (used in) investing activities	$40	$	―	$10	$(2,234)	$10	$ ―	$(2,234)

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(formerly known as Voyager Pharmaceutical Corporation)
(A Development Stage Corporation)
Statements of Cash Flows, continued
(in thousands)

	For the Years Ended December 31,						Cumulative from Inception (February 27, 2001) to December 31, 2009	Six Months Ended June 30,				Cumulative from Inception (February 27, 2001) to June 30, 2010
	2007		2008		2009			2009		2010
							(unaudited)	(unaudited)				(unaudited)
Cash flows from financing activities
Issuance of common stock		$2,511		$527		$1,246	$74,490		$50		$205	$74,695
Issuance of notes payable		189		243		―	5,011		―		―	5,011
Issuance of long-term debt		574		18		―	592		―		―	592
Payments on notes payable		(826)		(31)		(8)	(865)		―		(59)	(924)
Payments on capital lease obligation		(4)		(5)		―	(16)		―		―	(16)
Repurchase of common stock		―		―		―	(388)		―		―	(388)
Repayments of notes payable to related parties		―		(37)		―	(202)		―		―	(202)
Payments on long-term debt		―		(3)			(3)		―		―	(3)
Proceeds from notes payable to related parties		―		37		―	202		―		―	202
Repayment of mortgage note payable		―		―		―	(3,100)		―		―	(3,100)
Proceeds from the issuance of mortgage note		―		―		―	3,100		―		―	3,100
Net cash provided by financing activities		2,444		749		1,238	78,821		50		146	78,967
Net increase (decrease) in cash and cash equivalents		(1,223)		(10)		626	631		27		(552)	79
Cash and cash equivalents, beginning of period		1,238		15		5	―		5		631	―
Cash and cash equivalents, end of period		$15		$5		$631	$631		$32		$79	$79

Supplemental disclosure of cash flow information:
Cash paid for interest		$2		$2	$	―	$242	$	―	$	―	$242
Non-cash financing activities:
Conversion of trade payables to notes		$763		$261		$238	$5,841	$	―	$	―	$5,603
Restructuring of trade debt	$	―	$	―		$6,562	$6,562	$	―		$204	$6,766
Issuance of warrant for accrued liability	$	―	$	―	$	―	$ ―	$	―		$129	$129

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(1)   Organization and Summary of Significant Accounting Policies

Curaxis Pharmaceutical Corporation was incorporated in the State of Delaware on February 27, 2001 under the name Angel Care America, Inc. to develop clinical applications of its Alzheimer’s treatment. On March 20, 2001, a separate corporation called Voyager Pharmaceutical Corporation (“Old Voyager”) was incorporated in Delaware with the intent of focusing exclusively on research, clinical trials, and FDA approval. On November 28, 2001, Old Voyager was merged into Angel Care America, Inc., and the company’s name was changed to Voyager Pharmaceutical Corporation. On December 2, 2009, the name of Voyager Pharmaceutical Corporation was changed to Curaxis Pharmaceutical Corporation (the “Company”). Prior to the merger, the Company and Old Voyager were entities under common control and, accordingly, the accompanying financial statements include the accounts of Old Voyager from March 20, 2001 (the date of Old Voyager’s inception) through November 28, 2001 (the date of its merger with Angel Care America, Inc.). The Company is dedicated to finding cures for major age-related diseases, including Alzheimer’s disease, by bringing treatment to market through FDA approval.

The Company is a development stage company and has focused its efforts to date on raising capital and research and development. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history and has incurred losses from operations since its inception. The cash position of the Company has deteriorated significantly over the last three years and the Company has been unable to satisfy its outstanding liabilities with many vendors.  In late 2006, the company terminated its’ Phase III clinical trial VP-AD-301 and in 2007 closed its’ research facility.

In 2009, the Company entered into a series of agreements with Southridge Business  Solutions LLC (“Southridge”) and Canterbury Investment Partners LLC (“Canterbury”) in order to restructure its’ balance sheet and establish a trading market for its common stock.  Under the terms of those agreements, Southridge and Canterbury will assist the Company in negotiating settlements with its creditors to eliminate or substantially reduce and defer its trade debt and assist the Company in merging with a publicly traded corporation to establish a public trading market for its stock. Further, upon consummation of a merger transaction, Southridge will assist the Company in securing an equity facility under which the Company can periodically, over a period of two years, sell up to $20 million of its common stock to Southridge.   The proceeds of the equity facility will be used to fund further development of the Company’s lead drug candidate through to commercialization.

Although management continues to work with Southridge and Canterbury to pursue these plans, there is no assurance that the Company will be successful in completing the proposed merger transaction and obtaining the necessary funding or financing on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In May 2003, the Company affected a 3-for-1 stock split of its common stock in the form of a stock dividend.

Unaudited Interim Financial Statements

The unaudited financial statements as of June 30, 2010 and for the six months ended June 30, 2009 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States.  In the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair statement of the results of these interim periods have been included.  The results of operations for the six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the full year. All references to June 30, 2010 or to the six months ended June 30, 2009 and 2010 in the notes to the consolidated financial statements are unaudited.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(1)           Organization and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash, cash equivalents, accounts payable, accrued expenses, capital lease obligations, notes payable and deferred credits. The carrying values of the short-term financial instruments approximate their fair value due to the short-term nature of these instruments.  The fair values of the long-term lease and notes payable obligations reflect that which would have been paid if the obligations were settled at year-end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits and a money market fund that invests in short-term debt securities. The carrying amount of cash and cash equivalents approximates fair value.

Property and Equipment

Property and equipment is stated at cost. Equipment acquired under capital leases is initially recorded at the present value of the minimum lease payments at inception of the lease.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to five years. Leasehold improvements and equipment held under capital leases are amortized over the related lease terms, which is shorter than the estimated useful lives of the assets.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Statement of Financial Accounting Standards No. 144, (“SFAS No. 144”) codified in ASC 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

No events or changes in circumstances have been identified which would impact the recoverability of the Company’s long-lived assets reported at December 31, 2007, 2008, or 2009.

Stock-Based Compensation

The Company applies Statement of Financial Accounting Standards No. 123R Share-based Payment,   codified in ASC 718 Compensation – Stock Compensation, to stock-based compensation awards.  SFAS No. 123R requires the measurement and recognition of non-cash compensation expense for all share-based payment awards made to employees and directors, including employee stock options related to our 2001 Stock Option Plan and 2005 Stock Option Plan, based on fair values. The Company adopted this Statement on January 1, 2006 using the modified prospective application.

 The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(1)   Organization and Summary of Significant Accounting Policies (continued)

Stock compensation arrangements with non-employee service providers are accounted for in accordance with EITF No. 96-18, Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, codified in ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach.  The compensation costs of these arrangements are subject to remeasurement over the vesting terms as earned.

Stock Purchase Warrants

The Company has issued warrants to purchase shares of its common stock.  Warrants have been accounted for as equity in accordance with the provisions of EITF Issue No. 00-19: Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company’s Own Stock, codified in ASC 480, Distinguishing Liabilities from Equity.

Research and Development

Research and development costs include all direct costs related to the development of the Company’s products, including clinical trial costs, salaries and related benefits of personnel, costs of producing drug material for clinical trials and fees paid to consultants. Research and development costs are expensed as incurred.

Segment Reporting

Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information, codified in ASC 280, Segment Reporting, establishes standards for reporting information about the Company’s operating segments. The Company operates in one business segment, the business of discovery, development and commercialization of pharmaceutical treatments for major age-related diseases.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

On January 1, 2007, the Company adopted FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty Income Taxes, codified in ASC 740-10-25, Income Taxes- Overall-Recognition.  The Company did not have any unrecognized tax benefits and there was no effect on our financial condition or results of operations as a result of adopting FIN 48.  The Company’s practice is to recognize interest and /or penalties related to income tax matters in income tax expense as incurred.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(1)   Organization and Summary of Significant Accounting Policies (continued)

Comprehensive Loss

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (“SFAS No. 130”), codified in ASC 220, Comprehensive Income which establishes rules for the reporting and display of comprehensive loss and its components. For all periods presented, there were no differences between net loss and comprehensive loss.

Certain Risks and Uncertainties

The Company’s product candidates under development require approval from the United States Food and Drug Administration (“FDA”) or other international regulatory agencies prior to commercial sales. There can be no assurance our products will receive the necessary clearance. If the Company is denied clearance or clearance is delayed, it may have a material adverse impact on the Company.

The Company’s product is concentrated in rapidly changing, highly competitive markets, which are characterized by rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards. Any failure by the Company to anticipate or to respond adequately to technological developments in our industry, changes in customer requirements or changes in regulatory requirements or industry standards, or any significant delays in the development or introduction of products or services, could have a material adverse effect on the Company’s business, operating results and future cash flows. The Company relies on one corporation as a sole source provider of Memryte for use in its clinical trials.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements

(2)           Property and Equipment, Net

Property and equipment consists of the following at (in thousands):
	December 31,		June 30,
	2008	2009	2010
Furniture and office equipment	$189	$106	$86
Laboratory and manufacturing equipment	243	241	241
Vehicles	23	-	-
	455	347	327
Accumulated depreciation and amortization	(409)	(347)	(327)
	$46	$-	$-

Depreciation expense totaled $228 thousand, $81 thousand, and $45 thousand for the years ended December 31, 2007, 2008 and 2009, respectively and $30 thousand and $0 for the six months ended June 30, 2009 and 2010, respectively.

 The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(3)           Accrued Expenses

Accrued expenses consist of the following (in thousands):
	December 31,		June 30,
	2008	2009	2010
Development and clinical trial expenses	$806	$773	$773
Interest	1,124	424	380
Professional fees	-	35	38
Costs associated with equity raise	-	113	-
	$1,930	$1,345	$1,191

(4)           Notes payable

Notes payable consist of the following (in thousands):
	December 31,		June 30,
	2008	2009	2010
Notes payable to clinical research sites	$415	$407	$398
Promissory Note dated September 15, 2006	2,804	2,000	2,000
Promissory Installment Note dated September 26, 2006	924	924	850
Promissory Noted dated July 1, 2007	300	300	300
Promissory Note dated August 21, 2007	274	420	420
Promissory Note and Security Agreement dated September 22, 2008	26	26	26
Default judgment dated October 29, 2009	-	99	99
	4,743	4,176	4,093
Less: Current portion of notes payable	4,728	2,426	2,593
	$15	$1,750	$1,500

Weighted average interest rates on current notes payable at December 31, 2008 and 2009, and June 30, 2009 and 2010 were 10.8%, 9.9%, 9.9% and 9.2%, respectively.

Notes payable to clinical sites represent unsecured promissory notes executed during 2007 and 2008 to repay clinical sites for services performed in conjunction with the Company’s terminated Phase III clinical trial, VP-AD-301.  The notes were issued for six-month to one year terms and bear interest at an annual rate of 12% to 18%.  At December 31, 2009, all notes payable to clinical sites had matured and were in default for lack of payment.

Promissory note dated September 16, 2006 in the amount of $4 million was executed in conjunction with a Repayment agreement between the Company and a significant vendor. The note was issued to satisfy, in part, liabilities generated for service performed in conjunction with our terminated Phase II clinical trial.  The unsecured note bears interest at 12.0% and required installment payments commencing October 1, 2006.  At the request of the Company, the Repayment Agreement has been amended to cure all events of default for non-payment.  However, payment of principal in full and accrued interest to date was due on May 31, 2008. On September 23, 2009, the Company reached an agreement with this vendor to satisfy amounts owed related to notes payable and trade debts outstanding.   The agreement requires the Company to make payments totaling $2 million commencing September 1, 2010 and ending March 31, 2012.  The Company has the right to prepay any balances due without penalty.  In addition, the company agreed to prepay the entire balance of such payments in the event of an acquisition of all or substantially all of the Company’s assets or stock; in the event the company’s lead product candidate is licensed to a third party; in the event any patent related to the Company’s lead product candidate is sold to any third party; or in the event the Company obtains financing in excess of $20 million.  Any payment not made in accordance with the agreement shall bear interest at 18% per annum. Immediately preceding the settlement balances recorded on the Company’s financial records with respect to this vendor account included accounts payable, accrued interest and notes payable of $4.7 million, $1.1 million and $2.8 million, respectively. The company evaluated the settlement under Financial Accounting Standards No. 15, Accounting by Debtors and Creditors for Trouble Debt Restructuring, codified in ASC 470-60, Troubled Debt Restructuring by Debtors.  As a result, a gain totaling $6.5 million was realized on the settlement.   The basic and diluted EPS on the aggregate gain for the year ended December 31, 2009 were $0.11 and $0.11, respectively.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(4)   Notes payable (continued)

Promissory Installment Note dated September 26, 2006 in the amount of $1.1 million was executed in conjunction with Letter of Agreement between the Company and a significant vendor to satisfy liabilities generated for the receiving, distribution and return processing of clinical trial material.  The note is secured against inventory held by the vendor and required monthly payments commencing September 26, 2006 of principal plus a 1% fee on the outstanding balance.  The Company was in default for non payment as of December 31, 2006.  On April 3, 2008, a Final and Amended Judgment was awarded on behalf of the creditor against the Company in the amount $924 thousand principal and $135 thousand in accrued interest and late fees, for a total of $1.059 million. On January 22, 2010 the Company and Creditor reached a settlement agreement where by the Company will make payments totaling $900,000 over the next two years to satisfy, in full, its obligation. Further, the agreement restricts the Company from transferring or pledging its intellectual property without prior consent of the Creditor. As a result of the settlement, the Company recognized a gain of $159 thousand during the six month period ended  June 30, 2010.

Promissory Note dated July 1, 2007 in the amount of  $300 thousand was executed in conjunction  with a Termination of Sublease Agreement between the Company and its’ landlord as consideration for early termination of  the sublease agreement.  The original sublease agreement for corporate office space was executed on April 20, 2005 and was to expire on March 31, 2011.  The promissory note bears interest at 10%.  Payment of principal and all accrued interest was due June 30, 2009.  The Promissory note was in default for non-payment as of July 1, 2009.

Promissory note dated August 21, 2007 in the amount of $274 thousand was executed in conjunction with a Structured Settlement Agreement between the Company and a significant vendor to satisfy, in part, payments due to the vendor for the purchase of clinical trial material.  The unsecured note bears interest at an annual rate of 8% and required payment in full not later than July 15, 2012.  In addition, the Company was required to make graduated monthly payments commencing June 25, 2007 to satisfy amounts outstanding at the date of the agreement not reflected in the Promissory Note.  At December 31, 2008, the Company was in default of the Structured Settlement Agreement for non-payment of the monthly amounts set forth by the agreement. On April 6, 2009, an Order of Default Judgment was awarded on behalf of the creditor against the Company in the amount $420 thousand principal and $5 thousand in accrued interest and fees, for a total of $425 thousand. The principle balance of $420 reflects the balance outstanding on the original Promissory note of $274 thousand and amounts recorded as trade payables immediately preceding the issuance of the Default Judgment of $146 thousand.  The principal balance due on the Default Judgment has been reclassified as a current note payable at December 31, 2009.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements
(4)   Notes payable (continued)

Promissory Note and Security Agreement  dated September 22, 2008  in the amount of $27 thousand was executed pursuant to the terms of the Fifth Amendment to Lease between the Company and it’s landlord as consideration for the Company to relocate and reduce the size of its’ leased office space.   The  Promissory note  bears interest at an annual rate of 9% and requires equal monthly installment payments to be made  commencing November 1, 2008 though April 11, 2011. The Promissory note balance of $26 thousand at December 31, 2009 is in default for non-payment. As a result, the note has been reclassified as a current liability at December 31, 2009.

A default judgment was issued on October 29, 2009 on behalf of a creditor seeking payment of amounts due for services rendered with respect to the Company’s terminated Phase III clinical trial, VP-AD-301.  The judgment requires payment of the principal amount of $99 thousand plus interest accrued at an annual rate of 10%.

(5)           Common Stock and Stock Purchase Warrants

At December 31, 2008 and 2009, the Company was authorized to issue 100 million shares, respectively, of $0.001 par value common stock. The holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. Each share of common stock is entitled to one vote.

In May 2003, the Company declared a 3 for 1 stock split of its common stock in the form of a stock dividend. All common share and per share information in the financial statements and related notes have been retroactively restated to reflect the stock split.

Upon inception, the Company issued 5,728 million shares of common stock to its founders. Issuances of common stock through private placements are as follows (in thousands except for per share amounts):

	Shares	Proceeds	Price per share
	(unaudited)	(unaudited)	(unaudited)
March through August 2001	1,268	$846	$0.66
November 2001 (unaudited	4	3	0.83
January through July 2002	2,591	2,158	0.83
August through December 2002	1,463	1,951	1.33
January through May 2003	1,719	2,292	1.33
June through October 2003	2,581	5,162	2.00
December 2003	164	410	2.50
January through April 2004	3,371	8,429	2.50
February through July 2004	1,017	4,066	4.00
January through March 2005	2,102	16,814	8.00
June through July 2005	1,203	12,028	10.00

In November 2001, the Company issued 18,657,000 shares of common stock in exchange for 3,007,000 shares of Old Voyager common stock which were originally issued in March 2001 for $250 thousand.

In May 2003, the Company repurchased and reissued 120,000 shares of common stock for $100 thousand, or $0.83 per share. During the same period, the Company repurchased and reissued 210 thousand shares of common stock for $280 thousand, or $1.33 per share.

From January 2006 though May 2007, the Company raised $16.6 million through the sale of 1,661,000 units at $10 per unit.  A unit consisted of one share of common stock and warrants to purchase two additional shares of common stock at $12 per share.   The Company amended this offering on August 21, 2006.  Under the amendment each unit consists of one share of common stock and warrants to purchase six additional shares of common stock at $0.10 per share.  The warrants to purchase common stock expire in 2011.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements
(5)           Common Stock and Stock Purchase Warrants (continued)

From June 2007 to December 2008, the Company raised $1.4 million through the sale of 6,792,000 shares of common stock at $1.00 per share.  This offering was amended on August 22, 2007 and March 6, 2008 to reduce the pricing to $.50 and $.20 per share, respectively and 3,669,000 additional shares were issued on a retroactive basis.  The accounting for the issuance of these additional shares followed the character of the initial offering and no expense was recorded.

During 2008, the Company issued stock purchase warrants to select vendors to satisfy, in part, liabilities generated from services performed in conjunction with our terminated Phase III clinical trial, VP-AD-301.   The warrants provide for the purchase 54,800 shares of common stock at $.50 per share and expire on December 31, 2011.

From January through December 2009, the Company raised $1.2 million through the sale of 6.0 million shares of common stock at $0.20 per share and the issuance of 1.4 million shares of common stock upon exercise of outstanding warrants at $0.10 per share.  These proceeds are net of expenses associated with warrants to be issued to outside consultants for services rendered in connection with the financing round totaling $113 thousand.

On May 28, 2009, the company entered into a Transaction Management Agreement with Southridge Business Solutions Group, LLC (“Southridge”).  Under the terms of the agreement, the company retained Southridge, on a non-exclusive basis, to provide services to enable the Company to restructure its balance sheet and execute a potential public offering or other public transaction.  As part of the consideration for the services to be provided, the Company issued a total of 1,656,549 warrants to Southridge to purchase the Company’s stock at $.001 per shares.  The warrants provide for a cashless exercise and expire seven years after the date of issuance.  Per the agreement, additional warrants with be issued upon closing of a public transaction in so that the total warrants issued to Southridge equal 3% of the outstanding stock of the surviving corporation. For the year ended December 31, 2009 expense recognized by the Company on the issuance of the beneficial warrants totaled $246 thousand.

On December 2, 2009, the Board of Directors granted 150,000 shares of common stock, valued at $30 thousand, to a former executive officer to satisfy, in full, amounts due under an original five year employment contract.

At December 31, 2009 and June 30, 2010 outstanding warrants to purchase the company’s common stock are as follows:

Number of Shares
December 31, 2009	June 30, 2010	Exercise Price	Expiration Date
	(unaudited)
3,615,700	3,417,500	$0.10	December 31, 2011
54,800	54,800	$0.50	December 31, 2011
1,656,500	1,656,500	$0.001	August 31, 2016
-	854,400	$0.22	August 31, 2016
5,327,000	5,983,200

During the six months ended June 30, 2010, 198,200 warrants were exercised at $0.10 per share.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(6)           Stock Option Plan

During 2001, the Company adopted the 2001 Stock Option Plan (the “2001 Plan”) under which 1,500,000 shares of the Company’s common stock was reserved for issuance to employees, directors and consultants. Options granted under the Plan may be incentive stock options or non-qualified stock options.  On January 31, 2005, the Company adopted the 2005 Stock Option Plan (the “2005 Plan”) with terms and conditions similar to the 2001 Plan under which 3,500,000 shares of the Company’s common stock are reserved for issuance to employees, directors and consultants.  The Board of Directors determines the exercise price, term and the period over which options become exercisable at each grant date. The Board of Directors determines what it deems to be the fair market value of the stock based on the price per share of the most recent private placement of common stock and other relevant information. Since inception, all options were granted to employees with an exercise price equal to the deemed fair value of the common stock on the date of grant.  Under the 2001 Plan and the 2005 Plan, options vest over various periods, generally annually over five years, and expire not more than ten years after the date of grant.

The Company has granted 684,000 stock options outside of the approved 2001 Plan and 2005 Plan to several consultants that vested upon completion of certain services. In addition, the Company has granted 53,000 options under the 2005 Plan to other non-employees.  Upon adoption of ASC 718, the Company continues to account for the resulting non-employee stock-based compensation for all options granted to non-employees based on the estimated fair value of the options, determined using the Black-Scholes option valuation model, in accordance with ASC 505-50, and amortizes such expense on a straight –line basis. The measurement date for the calculation of compensation expense is considered to be the date when all services have been rendered or the date that options are fully vested.

During the years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2009 and 2010, the Company recognized stock-based compensation expense/(benefit) related to its stock option plans in the accompanying statements of operations as follows (in thousands):
	Year ended December 31,			Six months ended June 30, 2010
	2007	2008	2009	2009	2010
				(unaudited)
Employee-related stock-based compensation	$931	$469	$391	$178	$113
Non-employee related stock based compensation	(42)	-	246	329	129
	$889	$469	$637	$507	$242

Total stock-based compensation expense/ (benefit) recognized in the accompanying statement of operations is included in the following categories:
	Year ended December 31,			Six months ended June 30, 2010
	2007	2008	2009	2009	2010
				(unaudited)
Research and development	$46	$-	$-	$-	$-
General and administrative	783	469	637	507	242
Marketing	60	-	-	-	-
	$889	$469	$637	$507	$242

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(6)   Stock Option Plan (continued)

The Company estimates the fair value of stock options at the date of grant using the Black-Scholes option valuation model. The Company calculated the fair value of employee stock options for the years ended December 31, 2007 and 2009 and the six months ended June 30, 2010, using the following assumptions:
	Year ended December 31,		Six months ended June 30
	2007	2009	2010
Risk-free interest rate	3.49 to 5.10%	2.28 to 3.06%	3.20%
Expected term (in years)	7.5	7.5	7.5
Expected volatility	100%	100%	100%
Expected dividends	0%	0%	0%

No stock options were granted during the year ended December 31, 2008.

The risk-free rate is estimated to equal U.S. Treasury security rates for applicable terms.  Estimated volatility is based on the historical stock price volatility of comparable companies’ common stock, as our stock is not publicly traded. The Company does have sufficient history of exercise behavior to develop estimates of expected term since as of December 31, 2009, no options issued since inception of the plans have been exercised.  The expected terms is based on the estimated time period to elapse prior to commercialization of the Company’s initial product.  For options to outside consultants, the Company uses a term which is equal to the average the period required for the options to fully vest and the contractual life of the option.  As the Company gathers more history regarding its option exercise pattern, and as information regarding the option pattern of comparable companies in its industry becomes publically available, it will review these estimates and revise them as appropriate.  Different estimates of volatility and expected term could materially change the value of an option and the resulting expense.

The following table summarizes the Company’s stock option activity under the 2001 Plan, the 2005 Plan, as well as 674,000 options granted to consultants outside of the 2001 and 2005 Plans, including number of shares (“Number”) and weighted average exercise price (“WAEP”) for the years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2010:

	Number of Shares	Weighted Average Exercise Price	Weighted- Average Contractual Term	Weighted Average Grant Date Fair Value per Share
Outstanding at December 31, 2006	2,730,000	$3.37	6.90	$3.41
Options granted	2,496,000	$1.30
Options cancelled	(1,015,000)	$3.70
Outstanding at December 31, 2007	4,211,000	$1.87	6.12	$1.19
Options granted	-	$-
Options cancelled	(1,314,000)	$1.78
Outstanding at December 31, 2008	2,897,000	$2.21	5.69	$1.26
Options granted	550,000	$0.20
Options cancelled	(170,000)	$2.19
Outstanding at December 31, 2009	3,277,000	$1.87	5.15	$1.07
Options granted (unaudited)	60,000	$0.20
Options cancelled	(9,000)	$0.20
Outstanding at June 30, 2010 (unaudited)	3,328,000	$1.85	4.73	$1.06

Exercisable at December 31, 2009	2,947,000	$1.87	4.91	$1.05
Exercisable at June 30, 2010 (unaudited)	2,999,000	$1.90	4.43	$1.05

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(6)   Stock Option Plan (continued)

The weighted-average grant-date fair value of options granted during the years ended December 31, 2007, 2008 and 2009 and the six-months ended June 30, 2009 and 2010 were $0.82, $0, $0.17, $0.17 and $0.17 respectively.   No options were exercised during the three years ended December 31, 2009 and the six months ended June 30, 2010.

A summary of the status of the Company’s non-vested shares as of December 31, 2009 and the six months ended June 30, 2010 is presented below::

		Weighted-
		Average Grant
	Shares	Date Fair Value
Non-vested at January 1, 2009	625,000	$1.61
Options Granted	550,000	0.17
Options vested	(675,000)	0.66
Options cancelled	(170,000)	1.35
Non-vested at December 31, 2009	330,000	$1.29

Options Granted (unaudited)	60,000	$0.17
Options vested (unaudited)	(51,000)	1.40
Options cancelled (unaudited)	(9,000)	0.17
Non-vested at June 30, 2010 (unaudited)	330,000	$1.10

As of December 31, 2009, there was $347 thousand of total unrecognized compensation cost related to non-vested share based compensation arrangements granted under the Plans.  That cost is expected to be recognized over a weighted–average period of 1.03 years. The total fair value of shares vested during the years ended December 31, 2007, 2008, and 2009 was $1.1 million, $550 thousand, and $447 thousand, respectively.

During the years end December 31, 2007, 2008 and 2009, the Company extended the contractual life of 629 thousand, 10 thousand, and 397 thousand vested options, respectively, held by several former employees.  No additional expense was recognized as a result of the modifications.

(7)           Earnings Per Share

In accordance with SFAS No. 128, Earnings per Share (“SFAS No. 128”), codified in ASC 260, basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed similarly to basic net loss per share, except that the denominator is increased to include all potential dilutive common shares, including outstanding options and warrants.  Potentially dilutive common shares have been excluded from the diluted loss per common share computation for each of the two years ended December 31, 2007 and 2008 and the six months ended June 30,  2009 and 2010 because such securities have an anti-dilutive effect on loss per share due to the Company’s net loss.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(7)   Earnings Per Share (continued)

The following table sets forth a reconciliation of the number of shares used in the basic and diluted EPS computation for the years ended December 31, 2007, 2008 and 2009 and the three months ended June 30, 2009 and 2010:

	at December 31,			At June 30,
	2007	2008	2009	2009	2010
				(unaudited)
Weighted average common shares outstanding	47,934	54,070	57,699	55,238	63,819
Dilutive securities - Options and warrants	-	-	3,002		-
Diluted average common stock equivalents outstanding	47,934	54,070	60,701	55,238	63,819

The following table sets forth the number of potential shares of common stock that have been excluded from diluted earnings per share because their effect was anti-dilutive (in thousands):

	at December 31,			At June 30,
	2007	2008	2009	2009	2010
				(unaudited)
Outstanding stock options	4,210	2,897	2,907	2,886	3,328
Outstanding warrants	5,105	5,118	2,695	4,843	5,983
	9,315	8,015	5,602	7,729	9,311

(8)           Income Taxes

No provision for Federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

Significant components of the Company’s deferred tax assets at December 31, 2008 and 2009 consist of the following (in thousands):

	December 31,
	2008		2009
Deferred tax assets
Domestic and operating loss carryforwards		$33,728		$31,785
Research and development credits		2,756		2,756
Contributions		55		53
Fixed assets		19		23
Stock based compensation		971		1,110
Accrued compensation		135		-
Total deferred tax asset		37,664		35,727
Valuation allowance for deferred assets		(37,664)		(35,727)
Net deferred tax asset	$	―	$	―

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(8)           Income Taxes (continued)

At December 31, 2008 and 2009, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits is not considered to be more likely than not. The increase in the valuation allowance of $2.8 million and $750 thousand for 2007 and 2008, respectively, resulted primarily from the additional net operating loss carryforward generated. The decrease in the valuation allowance of $1.9 million for 2009 resulted from the reduction in the net operating loss carryforward of $6.5 million.  The reduction represents the gain recognized on the settlement of trade debt which was excluded from taxable income due to the insolvent status of the Company immediately prior the discharge of debt.

At December 31, 2009, the Company had Federal net operating loss carryforwards of $82.4 million that expire in varying amounts between 2021 and 2029, and state net operating loss carryforwards of $82.4 million that expire in varying amounts between 2017 and 2024. Additionally, the Company has research and development credit carryforwards of $2.8 million as of December 31, 2009 for Federal tax purposes that expire in varying amounts between 2022 and 2027.

The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating loss carryforwards and tax credit carryforwards in the case of certain events including significant changes in ownership interests. If the Company’s NOLs and/or tax credits are limited, and the Company has taxable income which exceeds the permissible yearly NOL, the Company would incur a Federal income and/or state tax liability even though NOLs would be available in future years.

Taxes computed at the statutory Federal income tax rate of 34 percent are reconciled to the provision for income taxes for the years ended December 31 as follows (in thousands):

	2007		% of pretax loss	2008		% of pretax loss	2009		% of pretax loss
United States Federal tax (benefit) at statutory rate		$(2,293)	34.0		$(675)	34.0		$1,706	34.0
State taxes (benefit) (net of federal benefit		(104)	1.6		(31)	1.6		77	1.6
Change in valuation reserve		2,780	(41.2)		750	(37.8)		(1,937)	(38.6)
Research and development credits		(1,429)	21.2		(1,429)	72.0		(1,429)	(28.5)
Other non-deductible expenses		1,046	(15.6)		1,385	(69.8)		1,583	31.5
Provision for income taxes	$	―	―	$	―	―	$	―	―

(9)           Commitments

Leases

The Company is obligated under a capital lease that expired in 2009 for office equipment.  Included in property and equipment are assets recorded under this capital lease obligation with a cost of $20,200 at December 31, 2009.  Depreciation expense related to these assets of $6,700 is reported for the year ended December 31, 2007.  The assets were fully depreciated at December 31, 2007.  No payments were made under the agreement in 2009.

The Company had several non-cancelable operating leases, primarily for facilities and office equipment.   Rental expense, including maintenance charges, for operating leases during 2007, 2008 and 2009 was $513 thousand, $63 thousand and $39 thousand, respectively.  The rental expense for the years ended December 31, 2007 and 2008 is reduced by sub lease payments received of $123 thousand and $53 thousand, respectively.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(9)           Commitments (continued)

On June 30, 2007, the Company entered into a Termination of Sublease Agreement with its Sub landlord for release on its obligation related to the corporate office location.  The original lease term expired on March 31, 2011.  In consideration for acceptance of the early release, the Company conveyed furniture and equipment located on the premises and executed a Promissory note in the amount of $300 thousand.  A loss on the early termination of the sublease agreement of $374 thousand was recognized by the Company.

Effective September 22, 2008 the Company agreed to a Fifth Amendment to Lease agreement with its landlord.  Pursuant to the terms of the amendment, the Company reduced the size of its’ leased space and relocated its’ office within the building.  The term of the amended lease expires on April 30, 2011.  In consideration for the reduced lease obligation, the Company agreed to pay the landlord a relocation fee of $27 thousand pursuant to the terms of a Promissory note. The relocation fee has been included as rental expense for the year ended December 31, 2008.  No payments were made under the amended agreement in 2009. Annual payments required under the amended lease for the years ended December 31, 2009, 2010 and 2011 total $35 thousand, $36 thousand and $3 thousand, respectively.

On November 3, 2009, the Company entered into a lease agreement for corporate office space.  The one-year lease term commenced February 1, 2010.  The annual payments required under the new lease total $44 thousand and $ 4 thousand for the years ended December 31, 2010 and 2011, respectively.

Management Advisory and Consulting Agreements

On May 28, 2009 the Company entered into a Transaction Management Agreement with Southridge Business Solutions Group LLC (“Southridge”).  Under the terms of the Agreement, the Company retained Southridge, on a non-exclusive basis, to provide services to enable the Company to restructure its balance sheet and execute a potential public offering or other public transaction. In conjunction with the Transaction Management Agreement, Southridge has agreed to assist the Company in securing an Equity Purchase Agreement with one of its affilialites to be executed in conjunction with a public offering or other public transaction.  Under the terms of the proposed Equity Purchase Agreement, a third party to be  identified by Southridge would commit to purchase $20 million of the Company’s common stock during a two-year period commencing at a date to be determined  subsequent to  the closing of the proposed public transaction.  The purchase price of the common stock purchased under the Equity Purchase Agreement shall equal 92% of the average of the three low closing bid prices during the ten days commencing on the first trade date that notice is provided by the Company of its intent to draw down on the equity facility.

In consideration for the services to be provided, the Company is required to pay Southridge a monthly management fee of $10 thousand commencing June 1, 2009.  Upon closing of a public transaction, the management fee will continue at $10 thousand per month and will be non-cancelable for a period of twelve months subsequent to the transaction date. For the year ended December 31, 2009, management fees of $70 thousand had been paid by the Company.  In addition, the Company issued a total of 1.7 million warrants to Southbridge to purchase the company‘s stock at $.001 per share.  The warrants provide for a cashless exercise and expire seven years after the date of issuance.  Per the agreement, additional warrants will be issued at the transaction date in so that the total warrants issued to Southridge equal 3% of the outstanding shares of commons stock of the surviving corporation  on a diluted basis.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements
(9)           Commitments (continued)

On June 12, 2009 the Company engaged Canterbury Investment Partners LLC (“Canterbury’) to assist the Company in negotiating reductions, deferrals or equity exchanges with its trade creditors and in developing a strategy to raise equity from current and prospective investors.  In exchange for the services to be provided, the Company paid Canterbury a retainer of $50 thousand. $20 thousand payable on August 7, 2009 when the Company raised a total of $150 thousand in new equity investment and $30 thousand payable on August 21, 2009 when the Company raised a total of $500 thousand in new equity investment.  The Company is required to pay a monthly fee of $5,833 for a period of twelve months commencing September 1, 2009 when the Company raised $600 thousand in new equity investment.  As of December 31, 2009, monthly fees of $23 thousand had been paid by the Company.  Further, the Company is to issue warrants to Canterbury equal to 10% of the number of shares issued by the Company in new equity raised for cash consideration from the date of the agreement to the date a public transaction is completed. The warrants are to be priced at 110% of the per share price for the new equity or $0.22.  The warrants are to have registration rights and a cashless exercise feature.

On September 15, 2009, Curaxis entered into an agreement with GroupMark Financial Services Ltd. (“GroupMark”) to perform investor relation services and develop Curaxis’ new website.  The Company is to pay GroupMark an Investor Development fee of $35,000 of which $25,000 had been paid as of December 31, 2009. In addition, the Company paid an affiliate of GroupMark, $15,000 during the year ended December 31, 2009 for the development of its new website. Further, as part for the consideration for the services rendered, upon completion of the website, Curaxis is to issue 100,000 warrants to GroupMark to purchase shares of the Company’s common stock at $.030 per share.  The warrants will provide for a cashless exercise and expire five years from the date of issuance.

On November 25, 2009, the Company executed an engagement letter with Anslow & Jaclin for legal services to be provided in conjunction with a proposed Merger transaction.  Fees for the work to be performed include the commitment of the Company to issue shares of common stock of the surviving corporation in an amount equivalent to .25% of the anticipated outstanding common shares post Merger.

Supplier Arrangement

The Company has entered into a non-exclusive worldwide agreement with Durect Corporation to develop and manufacture clinical and commercial supplies of the Company’s unique formulation for Alzheimer’s’ treatment. The Company has an exclusive worldwide license to Durect’s sustained release technology used in the production of this formulation. During the years ended December 31, 2004 and 2005, the Company made payments of $250 thousand and $250 thousand, respectively, upon initiation of the first Phase I trial for the product and initiation of the first Phase III trial for the product.  These milestone payments were recorded as research and development expense. The Company will make additional payments of up to $2.5 million to Durect upon the achievement of certain development and regulatory milestones, as well as payments for research and development expenditures, and royalties based on product sales. The agreement is non-cancelable by Durect, except for material default by the Company. Research and development expenses recognized under the contract totaled $1.7 million for the year ended December 31, 2006.  As of December 31, 2006, the Company was in default of the agreement due to non –payment.

On January 23, 2007 the agreement with Durect Corporation was amended to provide financial assistance to Company.  Pursuant to the Amendment, Durect permanently waived its right to receive payments for development costs incurred totaling $727 thousand and its’ right to terminate the agreement as allowed for non-payment for outstanding development costs.  Further, Durect remitted $1 million to the Company to assist in funding work required to compile and analyze data relating to the terminated Phase III clinical trial.  In consideration for the above, the Company agreed to increase future royalty payments due Durect on product sales  from  a range of  5% to 7%  to a range of 10% to 14% dependent upon volumes and to make a minimum royalty payment of $250 thousand annually commencing the year in which the first commercial sale is made.  The liabilities forgiven by Durect and the financial payment made totaling $1.8 million have been recorded as deferred credits by the Company.  The liability will be amortized over the projected royalty stream upon commercialization of the respective product.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements
(9)           Commitments (continued)

On July 28, 2008, the Company entered into a Supply Agreement with Mallinckrodt Inc. to provide the Company with Lueprolide Acetate for a period of five years commencing January 1, 2009.   Under the terms of the Agreement, the company is required to purchase 75% of its annual requirements for the product from Mallinckrodt at an agreed upon price of $550 per gram. The price will be adjusted annually to reflect cost increases of the supplier on a dollar-for dollar basis. The price to be paid by the Company will be reduced by $50 per gram from the price in effect once the first volume of 75% of its annual requirements is accepted under the “FMOC” manufacturing process as defined by the agreement.  The agreement will be automatically renewed for an additional 5 year term unless Mallinkrodt provides written notice at least six months prior to the end of the initial term.  The Agreement may be terminated by written agreement of the parties. Upon execution of the Agreement, Mallinkckrodt paid $500 thousand to the Company with the understanding that the Company would be in a position to accept product as of January 1, 2009.  The Company has recorded the payment as a deferred purchase credit at December 31, 2008.  The Company was in default of the Agreement at January 1, 2009, as it was unable to accept product.

Clinical Trials

In April 2005, the Company entered into a Master Service Agreement with Quintiles, Inc. (“Quintiles Agreement”) under which Quintiles provides services to the company related to the conduct of the Phase III clinical trials for the Company’s unique formulation for Alzheimer’s treatment.   Pursuant to this agreement, Quintiles performs clinical trials and services, and other research and development services, as requested by the Company.  The Company is obligated to pay fees, expenses and pass through costs of Quintiles in accordance with work orders issued under the agreement.  The term of the agreement is for five years unless terminated sooner by the Company without cause upon 60 days written notice or by either party upon 30 days written notice of any breach of the agreement which is not cured within the 30 day notice.

Due to lack of funding, the Company was forced to terminate the Phase III clinical in September 2006.  A final work order was executed on January 25, 2007 to close-out the study and terminate the contract. Research and development expenses recognized with respect to work orders issued under the Master Service Agreement totaled $1.5 million for the year ended December 31, 2007.

(10)    Related Party Transactions

During March 2008, an executive officer loaned the Company $37 thousand. The interest free loan was paid in full as of September 30, 2008.

During the two years ended December 2008, the Company funded travel expenses of an executive officer not directly related to the Company’s business. Travel expenses paid by the Company on behalf of the officer totaled $14 thousand. In addition, during the year ended December 31, 2009, the Company advanced funds to the executive officer for travel and office expenses totaling $16,000.  Payments made to the Company by the employee and actual expenses incurred on the Company’s behalf totaled $10 thousand and $9 thousand for the years ended December 31, 2008 and 2009, respectively. Receivables in the amount of $5 thousand and $11 thousand have been recorded at December 31, 2008 and 2009, respectively.

The accompanying notes are an integral part of these financial statements.

Curaxis Pharmaceutical Corporation
(A Development Stage Corporation)

Notes to Financial Statements

(11)           Subsequent Events

From January through June 30, 2010, the Company raised $205 thousand through the sale of 1.0 million shares of common stock at $0.20 per share and the issuance of 198 thousand shares of common stock upon exercise of outstanding warrants at $0.10 per share.  These proceeds are net of expenses associated with warrants to be issued to outside consultants for services rendered in connection with the financing round totaling $17 thousand.

On February 8, 2010, the Company entered into an Agreement and Plan of Merger and Plan of Reorganization (the “Merger Agreement”) with Auto Search Cars Acquisition Corp., (“Acquisition Sub”) a Delaware corporation wholly owned by Auto Search Cars, Inc., (“Auto Search”) pursuant to which Acquisition Sub will be merged with and into the Company with the Company continuing as the surviving wholly-owned subsidiary of Auto Search. On July 29, 2010, the parties executed an amendment to the Merger Agreement in order to amend the consideration paid for the cancellation of certain shares of the Corporation’s common stock.

On July 29, 2010, the merger transaction was closed. Pursuant to the Amended Merger Agreement, Auto Search issued 64.2 million shares of its common stock to the holders of common stock of the Company.  Under the terms of the Merger, all but 8.7 million of these shares will be restricted from trading for a period of one year from the closing of the Merger.  In addition, each issued Curaxis Warrant (as defined in the Merger Agreement) shall be converted into warrants to purchase an equal number of shares of Auto Search’s common stock at the Exercise Price defined in the Company Warrants. Further the sole officer of Auto Search agreed to cancel 181,285,000 shares of Auto Search common stock in exchange for payment of $100 thousand dollars in the form of a promissory note and the issuance of 3,589,460 warrants to purchase common stock of the surviving corporation.

On the Closing Date, Curaxis and Acquisition Corp. merged with and into one another, with the surviving corporation being Curaxis. Simultaneously to the filing of the certificate of merger with the State of Delaware, Curaxis amended its certificate of incorporation in order to change its name to Curaxis Pharma Corp. On the Closing Date, Curaxis Pharma Corp. became a subsidiary of Auto Search.

On July 30, 2010, Auto Search entered into an agreement and plan of merger with Curaxis Pharmaceutical Corporation, a Nevada corporation formed solely for the purpose of a name change.  Pursuant to the Short-Form Merger, Auto Search changed its name to Curaxis Pharmaceutical Corporation.

The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

On January 22, 2010 the Company and a Creditor reached a settlement agreement where by the Company will make payments totaling $900,000 over the next two years to satisfy, in full, its obligation. Further, the agreement restricts the Company from transferring or pledging its intellectual property without prior consent of the Creditor.  Immediately preceding the settlement balances recorded on the Company’s financial records with respect to this vendor account included accrued interest and notes payable of $135 thousand and $924 thousand, respectively. The company evaluated the settlement under Financial Accounting Standards No. 15, Accounting by Debtors and Creditors for Trouble Debt Restructuring, codified in ASC 470-60, Troubled Debt Restructuring by Debtors. A gain totaling $159 thousand was realized on the vendor settlement.

During 2009, one of the Company’s creditors filed a law suit against the Company relating to a claim for $45 thousand for services rendered in connection with the Company’s terminated Phase III clinical trial, VP-AD-301.  On March 3, 2010, the suit was dismissed with prejudice. As a result of the settlement, the Company recognized a gain of $45 thousand.

During the two months ended August 31, 2010, Southridge advanced the Company $450,000 to assist with its operating cash needs.  In return, the Company intends to issue shares of Series A 4% Convertible Preferred Stock. Each share of preferred stock will have a par value of $.001 and an initial stated value equal to $1,000.  The Company will pay cumulative dividends at the rate of 4% per annum payable quarterly in arrears beginning September 15, 2010.  Dividends may be paid in cash or at the Company’s irrevocable option, in shares at the lesser of (A) the pre-determined conversion price or (B) 80% of the ten previous days VWAP. Each share of preferred stock shall be convertible at any time at the option of the Holder into common stock.  The number of shares of common stock to be issued upon conversion of each share of preferred stock will be determined by dividing the initial stated value of the preferred stock by a pre-determined conversion rate.

 The accompanying notes are an integral part of these financial statements.